                            AGREEMENT OF PURCHASE AND SALE



SELLER:            WELLS FARGO BANK, N.A., a national banking association

BUYER:             FEATHER RIVER STATE BANK
                   a CALIFORNIA CORPORATION

PROPERTY:          995 Tharp Road, Yuba City, California (AU No. F611)

PURCHASE PRICE:    Six Hundred Fifty Thousand Dollars ($65O,OOO.OO)

DEPOSIT: Thirty-Two Thousand Five Hundred Dollars ($32,500.00), due on execution

DUE DILIGENCE
PERIOD:            From full execution of this Agreement until October 31, 1996

CLOSING DATE:      December 2, 1996






                                     DATED AS OF
                                  September 23, 1996
                                            --

                                  TABLE OF CONTENTS

1.  Definitions  . . . . . . . . . . . . . . . . . . 1
2.  Purchase and Sale of Property  . . . . . . . . . 4
3.  Purchase Price; Deposit. . . . . . . . . . . . . 4
4.  Remedies . . . . . . . . . . . . . . . . . . . . 5
5.  Due Dilience . . . . . . . . . . . . . . . . . . 5
6.  Status . . . . . . . . . . . . . . . . . . . . . 8
7.  Grant Deed . . . . . . . . . . . . . . . . . . .10
8.  Conditions Precedent to Close of Escrow. . . . .10
9.  Closing. . . . . . . . . . . . . . . . . . . . .13
l0. Brokerage Commission . . . . . . . . . . . . . .16
11. Condemnation/Casualty. . . . . . . . . . . . . .16
12. Representations and Warranties . . . . . . . . .17
13. Miscellaneous. . . . . . . . . . . . . . . . . .18

Exhibits
--------

Exhibit A -  Real Property
Exhibit B -  Grant Deed
Exhibit C -  Due Diligence Materials

                            AGREEMENT OF PURCHASE AND SALE
                           -------------------------------



    THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement"), dated as of September 23, 1996, is made between WELLS FARGO BANK, N.A., a national banking association ("Seller"), and FEATHER RIVER STATE BANK, a California Corporation ("Buyer"), who for valuable consideration received, agree as follows:

    1. DEFINITIONS. For the purposes of this Agreement the following terms shall be defined as follows:

         1.1 ACTUAL KNOWLEDGE OF SELLER. The term "Actual Knowledge of Seller" means and is limited to the actual knowledge of David Danis, Seller's Vice President of Corporate Properties Group located at 111 Sutter Street, 22nd Floor, San Francisco, California, without having conducted any independent inquiry or inspection.

         1.2 BROKERS. The "Seller's Broker" is/are CB Commercial Real Estate Group, Inc. (Craig Burress) and the "Buyer's Broker" is/are Coldwell Banker/Trident Investment Corporation. Seller's Broker and Buyer's Broker are collectively referred to herein as the "Brokers."

         1.3 BUYER INSPECTION. The term "Buyer Inspection" shall have the meaning given thereto in Section 5.2, below.

         1.4 CLOSING; CLOSE OF ESCROW; CLOSING DATE. The "Closing" or the "Close of Escrow" shall mean the consummation of the purchase and sale of the Property in accordance with this Agreement, as evidenced by the recording of the Deed in the official records of the county in which the Property is located, Closing and Close of Escrow are terms used interchangeably in this Agreement. The "Closing Date" is December 2, 1996 and the last date on which the Closing/Close of Escrow can occur, unless extended in writing by Seller in its sole and absolute discretion.

         1.5  DEED.  The term "Deed" shall have the meaning given thereto in
Section 7, below.

         1.6 DEPOSIT. The "Deposit" is Thirty-Two Thousand Five Hundred Dollars ($32,500.00) and shall be placed into Escrow on the opening of Escrow in accordance with Section 3.1, below.

         1.7 DUE DILIGENCE MATERIALS. The term "Due Diligence Materials" means the reports, surveys and other materials listed on Exhibit C, attached hereto.

         1.8 DUE DILIGENCE PERIOD. The "Due Diligence Period" is the period commencing on the Effective Date and ending on


                                          1.

October 31, 1996, during which Buyer must complete its due diligence as described in Section 5, below.

         1.9 EFFECTIVE DATE. The "Effective Date" is the date set forth below the signatures of the party which is the last to sign this Agreement.

         1.10 ENVIRONMENTAL LAW. The term "Environmental Law" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Resources Conservation and Recovery Act of 1976, as amended.

         1.11 ESCROW. The term "Escrow" shall have the meaning given thereto in Section 3.1, below.


         1.12 ESCROW HOLDER AND TITLE COMPANY. The "Escrow Holder" and the "Title Company" are:

              Fidelity National Title Insurance Company
              1455 Butte House Road
              Yuba City,  CA 95993
              Telephone:     (916) 673-5844
              Facsimile:     (916) 671-3979
              Attention:     Kathy Mangrum

         1.13 EXHIBITS. The term "Exhibits" means the following, each of which is attached hereto and incorporated herein by this reference:

              Exhibit A - Legal Description of Real Property
              Exhibit B - Form of Deed
              Exhibit C - Due Diligence Materials

         1.14 HAZARDOUS SUBSTANCE. The term "Hazardous Substance" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

         1.15 NON-FOREIGN CERTIFICATE. The term "Non-Foreign Certificate" shall have the meaning given thereto in Section 9.2.1.3, below.

         1.16 NOTICES. The term "Notices" means all notices or other communications required or permitted hereunder, which Notices shall be sent as follows to:


                                          2.

Seller:                           Wells Fargo Bank, N.A.
                                  Corporate Properties Group
                                  111 Sutter Street, 22nd Floor
                                  San Francisco, CA 94104
                                  Attn:     David Danis
                                  Telephone:     (415) 396-3115
                                  Facsimile:     (415) 396-7659

with a copy to:                   Brobeck, Phleger & Harrison
                                  One Market, Spear Tower
                                  San Francisco, CA 94105
                                  Attn: A. Bruce Gilmore,  Esq.
                                  Telephone:     (415) 442-0900
                                  Facsimile:     (415) 979-2912

Buyer:                            Feather River State Bank
                                  1005 Stafford Way
                                  Yuba City, CA 95991
                                  Attn: Mr. Robert J. Mulder
                                  Telephone: 916 674-4444
                                  Facsimile: 916 674-4443

with a copy to:                   Feather River State Bank
                                  1005 Stafford Way
                                  Yuba City, CA 95991
                                  Attn:     Annette Bertolini, CFO
                                  Telephone:     916 674-4444
                                  Facsimile:     916 674-4443

         1.17 PERMITTED EXCEPTIONS. The term "Permitted Exceptions" shall have the meaning given thereto in Section 8.2.1.2, below.

         1.18 PROPERTY. The term "Property" shall have the meaning given thereto in Section 2, below.

         1.19 PRORATION DATE. The term "Probation Date" shall have the meaning given thereto in Section 9.5.2, below.

         1.20 PURCHASE PRICE. The "Purchase Price" for the Property is Six Hundred Fifty Thousand Dollars ($650,000.00).

         1.21 REAL ESTATE COMPENSATION. The term "Real Estate Compensation" shall have the meaning given thereto in Section 10, below.

         1.22 REAL PROPERTY. The term "Real Property" means that certain improved real property located in the City of Yuba City, County of Sutter, State of California, and commonly known as 995 Tharp Road, (AU No. F611), and more particularly described in EXHIBIT A, attached hereto.


                                          3.

         1.23 SELLER'S ACCOUNT. The term "Seller's Account" means the account to which the Purchase Price (less Seller's share of closing costs and prorations) shall be wired pursuant to written instructions to be furnished to Escrow Holder by Seller prior to Close of Escrow.

         1.24 TERMINATION NOTICE The term "Termination Notice" shall have the meaning given thereto in Section 5.3, below.

         1.25 TITLE POLICY. The term "Title Policy" shall have the meaning given thereto in Section 7, below.

    2. PURCHASE AND SALE OF PROPERTY. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller on the terms hereinafter set forth all of Seller's right, title and interest in the Real Property, including all improvements, fixtures and vaults or vault doors located on the Real Property, but excluding any automated teller machines and signs located on the Real Property, together with all rights and appurtenances pertaining thereto (collectively, the "Property").

         The term "Property" does not include, and Seller is not selling to Buyer, the furniture, equipment or other personal property located on the Real Property or any deposits, customer lists, banking business, trade or service names or marks (including WFB, Wells Fargo, Wells Fargo Bank, Wells Fargo & Company, the Wells Fargo stagecoach, the stagecoach marks, First Interstate Bank, First Interstate, FIB or any combination of the foregoing) or other proprietary property of Seller (collectively, "Proprietary Property").

    3. PURCHASE PRICE; DEPOSIT. Buyer shall pay to Seller the Purchase Price for the Property in the following manner:

         3.1 DEPOSIT. Within one (1) business day after execution of this Agreement, Buyer and Seller shall open an escrow account (the "Escrow") with Escrow Holder, and Buyer shall deposit with Escrow Holder by cashier's check or immediately. available federal wire transfer cash in an amount equal to the Deposit, Escrow Holder shall place the funds received from Buyer in an interest-bearing account at an institution acceptable to Seller, to be held as a deposit on account of the Purchase Price. All interest earned on the Deposit shall be added to, and become a part of, the Deposit. Except as expressly provided otherwise in this Agreement, the Deposit shall become non-refundable on the first day following the expiration of the Due Diligence Period and immediately shall be delivered by Escrow Holder to Seller (without any further instruction by Seller or Buyer to Escrow Holder) unless Buyer terminates this Agreement by written notice to Seller and Escrow Holder as provided in this Agreement on or before the expiration of the Due Diligence Period. No interest shall accrue on the Deposit after delivery of the Deposit to Seller.


                                          4.

         3.2 CASH AT CLOSING. Not less than two (2) days prior to Close of Escrow, Buyer shall deposit with Escrow Holder by immediately available federal wire transfer or cashier's check an additional amount equal to the difference between (i) the Purchase Price and (ii) the Deposit, plus or minus the closing adjustments and prorations described in Section 9.5.

    4.   REMEDIES.
         --------

         4.1 SELLER DEFAULT. If the transaction contemplated by this Agreement does not close solely as a result of a default by Seller, Buyer's sole remedy shall be the return of the Deposit (with Buyer thereby waiving any other remedy, including specific performance, which Buyer may have against Seller).

         4.2 NO SELLER DEFAULT; LIQUIDATED DAMAGES. IF THE TRANSACTION CONTEMPLATED HEREUNDER IS NOT CONSUMMATED DUE TO A DEFAULT BY BUYER, SELLER MAY IMMEDIATELY TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND WITHOUT FURTHER OBLIGATION TO BUYER, AND ESCROW HOLDER SHALL IMMEDIATELY DISBURSE TO SELLER ANY PORTION OF THE DEPOSIT THEN HELD BY ESCROW HOLDER. SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND AS SELLERS SOLE REMEDY THE
PARTIES AGREE THAT SELLER'S ACTUAL DAMAGES AS A RESULT OF BUYER'S DEFAULT
WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, AND THE DEPOSIT IS THE BEST ESTIMATE OF THE AMOUNT OF DAMAGES SELLER WOULD SUFFER AS A RESULT OF SUCH DEFAULT; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT LIMIT BUYER'S INDEMNITY OBLIGATIONS AND SELLER'S RIGHTS TO THOSE INDEMNITY OBLIGATIONS
UNDER THIS AGREEMENT. THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL
CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES
TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.
THE PARTIES WITNESS THEIR AGREEMENT TO THIS LIQUIDATED DAMAGES PROVISION BY INITIALLING THIS SECTION:

              Seller:   /s/illegible        Buyer:    /s/illegible

    5.   DUE DILIGENCE.

         5.1 SELLER'S STUDIES. To the extent Seller has not already done so, Seller shall make available to Buyer at the office of Seller's Broker the Due Diligence Materials, for use by Buyer in connection with Buyer's investigation of the Property, Notwithstanding the foregoing, Seller shall not make available to Buyer (i) any appraisals of the Real Property, (ii) any internal budgets or financial projections relating to the Real Property, (iii) correspondence relating to routine management and maintenance matters and (iv) any reports or studies prepared or commissioned by Seller concerning the extent to which the improvements located on the Real Property are in compliance with the Americans With Disabilities Act. Seller makes no


                                          5.

representation or warranty of any kind with respect to the Due Diligence Materials, including their accuracy, completeness or suitability for reliance thereon by Buyer.

         5.2 RIGHT OF ENTRY. During the Due Diligence Period, provided that Buyer is not in default hereunder, Buyer shall have the right to enter and inspect the Real Property (each, a "Buyer Inspection") pursuant to the following terms and conditions:

              5.2.1 NOTICE. Buyer shall provide Seller's Broker with at least one (1) business day's prior written notice of any Buyer Inspection (describing Buyer's intended activities on the Real Property).

              5.2.2 EXPENSES. Each Buyer Inspection shall be at Buyer's sole cost and expense.

              5.2.3 LICENSE; INSURANCE. The persons or entities performing the Buyer Inspection shall be properly licensed and qualified, shall have obtained all of the appropriate permits for performing relevant tests and shall have delivered to Seller, prior to performing any tests or entering the Real Property, evidence of proper and adequate insurance reasonably satisfactory to Seller. In addition, if a Buyer Inspection requires more than a visual inspection of the Real Property, then before undertaking such Buyer Inspection, Buyer shall arrange for Seller to be named as an additional insured on Buyer's commercial public liability insurance policy covering liability to property or persons for Buyer's activities on or about the Real Property in an amount not less than Two Million Dollars ($2,000,000.00).

              5.2.4 PHYSICAL TESTING. Buyer shall obtain Seller's advance written consent to any proposed physical testing or drilling of the Real Property by Buyer or Buyer's representatives (which consent shall not be unreasonably withheld or delayed). If Buyer, or its agents, representatives or employees, undertake any borings or other disturbance of the soil, such borings or disturbance shall be recompacted to the original condition of the Real Property before such activities and Buyer shall obtain at its expense a certification from a soils engineer that the borings or disturbance has been so recompacted.

              5.2.5 SCHEDULING OF TESTS. Buyer shall schedule all tests during normal business hours unless otherwise requested by Seller.

              5.2.6 REPRESENTATIVE. Seller's Broker shall accompany Buyer and Buyer's representatives, agents or designees while they are on the Real Property.


                                          6.

              5.2.7 NO INTERFERENCE. Buyer and its representatives, agents or designees shall not interfere with Seller's business operations on, or use of, the Real Property.

              5.2.8 REPORTS. If requested by Seller, Buyer shall promptly deliver to Seller a copy of all reports, tests, analyses and studies of the Real Property performed by or at the request of Buyer or otherwise obtained by Buyer, and all conclusions, results, findings and recommendations pertaining thereto.

              5.2.9 LIENS. Buyer shall not cause or suffer any lien or other encumbrance to be recorded against the Real Property, and shall promptly cause any lien or other encumbrance caused or suffered by Buyer (including mechanics' liens arising out of Buyer's activities under this Section 5.2) to be immediately discharged or bonded over, to Seller's satisfaction.

              5.2.10 RESTORATION. If any portion of the Real Property is damaged due to Buyer's entry on the Real Property, Buyer shall, at its sole cost and expense, immediately repair and restore the Real Property to the same condition the Real Property was in immediately prior to the date the damage occurred.

              5.2.11    IDEMNITY.  Buyer shall indemnify, protect and defend
(by counsel reasonably acceptable to Seller) and hold harmless Seller for, from and against any and all claims, damages, costs, liabilities and losses and expenses arising out of any entry, investigations, inspections, tests and other activities undertaken by Buyer or its agents, designees or representatives, including (A) reasonable attorneys' fees and expenses and other reasonable costs and expenses incurred by Seller in connection with investigating or defending any such matters, (B) any and all costs or expenses incurred by Seller resulting from or arising out of the aggravation of physical defects or conditions regarding hazardous, toxic or contaminated substances or materials and (C) any and all costs or expenses incurred by Seller in defending, discharging or bonding over any liens or encumbrances against the Property resulting from Buyer's activities with respect thereto. This indemnity provision shall survive Close of Escrow or any earlier termination of this Agreement and shall not be reduced or impaired by Seller's receipt of any sums as liquidated damages hereunder.

              5.2.12 CONFIDENTIAL. Each Buyer Inspection, and the results thereof, shall remain confidential pursuant to the terms of Section 13.16.

         5.3 DISAPPROVAL OF SELLER'S STUDIES OR BUYER INSPECTIONS. Buyer shall have the right, at any time during the Due Diligence Period, to reasonably disapprove the results of Buyer's review of the Due Diligence Materials or the Buyer Inspections of the Real Property by providing Seller and Escrow


                                          7.

Holder with written notice thereof (a "Termination Notice"). If Buyer delivers a Termination Notice to Seller and Escrow Holder during the Due Diligence Period, then (a) this Agreement, and all of the obligations, rights and liabilities of the parties to each other hereunder (except for Buyer's indemnification obligations under Section 5.2.11, Buyer's restoration obligations under Section 5.2.10, and the parties' confidentiality obligations under Section 13.16), shall terminate and be of no further effect, (b) Buyer shall immediately return to Seller the Due Diligence Materials and, if requested by Seller, deliver to Seller any written reports, tests or memoranda in Buyer's possession relating to the Buyer Inspections of the Real Property, and (c) upon Seller's receipt of such information, Seller shall immediately direct Escrow Holder to return the Deposit to Buyer. If Buyer fails to provide Seller and Escrow Holder with a Termination Notice prior to the expiration of the Due Diligence Period, then (i) Buyer shall be deemed to have approved the results of Buyer's review of the Due Diligence Materials and the Buyer Inspections of the Real Property and waived Buyer's right to terminate this Agreement due to a failure of the conditions precedent described in Section 8.2.1 of this Agreement and (ii) the parties shall proceed with Close of Escrow in accordance with the terms of this Agreement. If Buyer objects to any exceptions to title shown in the preliminary report referred to in Section 8.2.1.2, then unless such exception is of the type described in Section 8.2.2.1 (other than a "Permitted Exception"), Buyer may deliver a Termination Notice that is conditional on Seller's committing to Buyer, before expiration of the Due Diligence Period, to removing the exceptions objected to by Buyer at Close of Escrow, In any event, the parties' participation in Close of Escrow shall be deemed a waiver of (i) each party's ability to terminate this Agreement on the basis of any failure of any conditions precedent and (ii) each party's right to seek damages from the other party for the breach of any representations, warranty or covenant of which the non-breaching party had actual knowledge prior to Close of Escrow.

    6.   STATUS.

         6.1 AS IS PURCHASE. Buyer shall examine, inspect and conduct its own investigation of all matters with respect to taxes, bonds, environmental condition, permissible uses, title, zoning, covenants, conditions and restrictions and all other matters which, in Buyer's judgment, bear upon the value and suitability of the Property or Buyer's purposes. Except as otherwise specifically stated in Section 12.2, Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to or concerning (i) the nature and condition of the Property, including the water, soil, geology, environmental conditions (including the presence or absence of any Hazardous Substance), and the suitability thereof for any and all activities and uses which Buyer may elect to conduct thereon; (ii) the nature and extent of


                                          8.

any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; or (iii) the compliance of the Property or its operation with any laws, ordinances or regulations of any government or other body (including the Americans With Disabilities Act) The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise expressly specified in this Agreement, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY.

         6.2 RELEASE. Except for any breach by Seller of any representation or warranty of Seller contained in Section 12.2, Buyer, for itself and its successors and assigns, hereby releases and forever discharges Seller and its successors and assigns from, and waives any right to proceed against Seller and its successors or assigns for, any and all cost, expense, claim, liabilities and demands (including reasonable attorneys' fees) at law or in equity, whether known or unknown, arising out of the physical, environmental, economic, legal or other condition of the Property, including, without limitation, any claims for contribution pursuant to any Environmental Law (collectively referred to hereinafter as "Claims"), which Buyer or Buyer's successors or assigns has or may have in the future. Without limiting the foregoing, Buyer hereby specifically waives the provisions of Section 1542 of the California Civil Code which provide:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
         THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
         HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
         WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
         AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section, and discussed its import with legal counsel, is fully aware of its consequences, and that the provisions of this Section are a material part of this Agreement.

              Buyer     /s/illegible   agrees.

         6.3  INDEMNITY.

              6.3.1 SELLER'S INDEMNITY. Seller shall indemnify, protect and defend by counsel reasonably acceptable to Buyer and hold harmless Buyer from and against any and all claims, damages, losses, costs, expenses and liabilities (including all reasonable attorneys' fees and court costs paid or incurred by Buyer) which arise out of or are in any way connected with any misrepresentation or breach of warranty or covenant by Seller in


                                          9.

this Agreement. This indemnity does not apply, however, to any item, matter, occurrence or condition which was known to or reasonably discoverable by Buyer prior to the Closing Date.

              6.3.2 BUYER'S INDEMNITY. Buyer shall indemnify, protect and defend by counsel reasonably acceptable to Seller and hold harmless Seller from and against any and all claims, damages, losses, costs, expenses and liabilities (including all reasonable attorneys' fees and court costs paid or incurred by Seller) which arise out of or are in any way connected with the ownership and/or operation of the Property after the Closing Date or any misrepresentation or breach of warranty or covenant by Buyer in this Agreement or any document delivered to Seller pursuant to this Agreement.

              6.3.3 INDEMNIFIED PARTIES. For purposes of this Section 6.3, all references to "Buyer" or "Seller" shall include (A) their parent, subsidiary or affiliate corporations and (B) their directors, officers, shareholders, employees and agents.

              6.3.4 SURVIVAL. The provisions of this Section 6.3 shall survive the Closing Date.

         7. GRANT DEED. Seller shall convey the Real Property to Buyer by a grant deed (the "Deed"), in the form of EXHIBIT B, attached hereto. The conclusive evidence of delivery of title to the Real Property by Seller to Buyer shall be the willingness of Title Company to issue, upon payment of Title Company's regularly scheduled premium, an owner's CLTA title insurance policy (the "Title Policy") in the amount of the Purchase Price showing title to the Real Property vested of record in Buyer.

         8. CONDITIONS PRECEDENT TO CLOSE OF ESCROW. In addition to the documents and funds which must be deposited into Escrow prior to Close of Escrow as detailed in Section 9.2, the following are conditions precedent to Close of
Escrow:

              8.1 SELLER. Seller's obligation to proceed with Close of Escrow is conditioned on the satisfaction of each of the following by not later than the Closing Date:

              8.1.1 NO SUIT. As of Close of Escrow, no suit, action or other proceeding shall be pending or threatened which seeks, nor shall there exist any judgment the effect of which is, to restrain the purchase and sale of the Property.

              8.l.2     BUYER'S REPRESENTATIONS.  Buyer's representations and
warranties set forth herein shall be true and correct as of Close of Escrow.

              8.1.3 BUYER'S COVENANTS. Buyer shall have performed all of Buyer's covenants and agreements contained


                                         10.

herein which are required to be performed by Buyer on or prior to Close of Escrow.

              8.1.4 RESOLUTION. To the extent requested by either Seller or Title Company, Buyer shall have provided Seller and Title Company at Close of Escrow with certified copies of corporate resolutions approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with such other certificates of incumbency and other evidences of corporate or regulatory authority, including but not limited to certificates of good standing, as Seller or Title Company may reasonably require.

         8.2  BUYER.    Buyer's conditions precedent to Close of Escrow are the
following:

              8.2.1     DUE DILIGENCE PERIOD.  During the Due Diligence Period:

                   8.2.1.1 INSPECTION. Buyer's inspection and approval of the Buyer Inspections, the Due Diligence Materials, surveys (if any) and all other physical, environmental, legal and any other matters relating to the Property as Buyer may elect to investigate.

                   8.2.1.2 PRELIMINARY REPORT. Buyer's inspection and approval of a current preliminary report issued by Title Company for the Real Property and all of the exceptions contained in such report. All of the exceptions contained in the preliminary report which are approved or deemed approved by Buyer (as provided in Section 5.3) are hereinafter referred to as the "Permitted Exceptions."

              8.2.2     CLOSE OF ESCROW.  As of Close of Escrow:

                   8.2.2.1 TITLE POLICY. The willingness of Title Company to issue, upon the payment of its regularly scheduled premium, a Title Policy for the Real Property, subject only to (i) a lien for real property taxes and assessments not then delinquent; (ii) the Permitted Exceptions; (iii) matters affecting the condition of title to the Real Property created by or with the written consent of Buyer; (iv) any matters shown by any survey of the Property or by inquiry of persons in possession of the Real Property; and (v) any covenants, conditions and restrictions recorded as an interest affecting the Real Property.

                   8.2.2.2 NO SUIT. No suit, action or other proceeding shall be pending or threatened which seeks, nor shall there exist any judgment the effect of which is, to restrain the purchase and sale of the Property.


                                         11.

                   8.2.2.3   SELLER'S REPRESENTATIONS.  Seller's
representations and warranties set forth herein shall be true and correct.

                   8.2.2.4 SELLER'S COVENANTS. Seller shall have performed all of Seller's covenants and agreements contained herein which are required to be performed by Seller on or prior to Close of Escrow.

         8.3 BUYER'S PLANNING, LEASING AND DEVELOPMENT EFFORTS PRIOR TO CLOSING. If Buyer intends, prior to Close of Escrow, to seek prospective tenants for the Property, or to apply for use permits, zoning variances or other governmental approvals for new uses of prospective tenants of the Property, Buyer hereby acknowledges that Seller shall be under no obligation to render assistance to Buyer in such efforts, and all such undertakings shall be commenced and prosecuted without obligating Seller or encumbering the Property in any manner. Without limiting the generality of the foregoing, Seller shall have no obligation to submit or sign applications for use permits, zoning variances or similar governmental approvals sought by Buyer, and Buyer shall not represent itself as authorized to speak on behalf of Seller in connection with Buyer's leasing or development efforts for the Property.

         8.4 PROHIBITION ON SOLICITATION OF SELLER'S CUSTOMERS. Buyer hereby acknowledges that Seller operated a branch banking operation at the Property prior to marketing the Property for sale. As material consideration for Seller entering into this Agreement, Buyer covenants and agrees that, prior to Close of Escrow, neither Buyer nor any of Buyer's employees, agents, contractors or any person claiming an interest in the Property under or through Buyer (collectively, "Buyer's Parties") shall specifically target and/or solicit any banking business from any customers of Seller or First Interstate Bank ("FIB") who conducted banking business at the Property. As it relates to the above prohibition, neither Buyer nor Buyer's Parties shall (i) use or advertise the name or address of the Property, nor (ii) use or advertise the trade or service name or marks of WFB, Wells Fargo, Wells Fargo Bank, Wells Fargo and Company, the Wells Fargo stagecoach, the stagecoach marks, First Interstate Bank, First Interstate, FIB or any combination of the foregoing.

    Buyer agrees that Seller will be irreparably damaged by a breach of this
Section 8.4 by Buyer or any of Buyer's Parties and that upon a breach of this
Section 8.4 by Buyer or any of Buyer's Parties, Seller shall be entitled to the following remedies in addition to any other remedies available to Seller at law or in equity or under any other agreement: (i) self help and an exparte temporary restraining order and preliminary and permanent injunctive relief to bar the use of any Proprietary Property or any Prohibited Conduct;
(ii) terminate this Agreement and any other purchase agreement or sublease that Buyer has


                                         12.

entered into with Seller and retain the Deposit as liquidated damages pursuant to Section 4.2 of this Agreement; and (iii) recover all seller's actual attorneys' fees and court costs.

    9.   CLOSING.

         9.1 TIME. Escrow shall close ("Close of Escrow") when all documents and funds specified in this Section 9 have been deposited into Escrow. The failure of Seller or Buyer to be in a position to close Escrow by the Closing Date shall constitute a default under this Agreement.

         9.2 DOCUMENTS. Not less than two (2) days prior to Close of Escrow, which shall occur on or before the Closing Date, the parties shall deposit into Escrow the funds and the documents described below.

              9.2.1     SELLER.  Seller shall deposit the following:

                        9.2.1.1 DEED. The duly executed and acknowledged Deed, conveying the Real Property to Buyer;

                        9.2.1.2 NON-FOREIGN CERTIFICATE. A duly executed certificate (the "Non-Foreign Certificate") from Seller certifying that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code;

                        9.2.1.3 CALIFORNIA FORM 590. A properly executed California Form 590 or other evidence sufficient to establish that Seller is not required to withhold any portion of the Purchase Price pursuant to Sections 18805 and 26131 of the California Revenue and Taxation Code; and

                        9.2.1.4 ADDITIONAL DOCUMENTS. Such other documents, including escrow instructions, as may be reasonably required of Seller to close the transaction in accordance with this Agreement.

              9.2.2     BUYER.  Buyer shall deposit the following:

                        9.2.2.1 REMAINDER OF PURCHASE PRICE. The remainder of the Purchase Price;

                        9.2.2.2 ADDITIONAL FUNDS. Additional cash in the amount necessary to pay Buyer's share of the closing costs and prorations, as hereinafter set forth; and

                        9.2.2.3 ADDITIONAL DOCUMENTS. Such other documents and funds, including escrow instructions, as may be reasonably required of Buyer to close the transaction in accordance with this Agreement.



                                         13.

         9.3  PROCEDURE.  Escrow Holder shall close Escrow as follows:

              9.3.1 DEED. Record the Deed in the Official Records of the County in which the Real Property is located (instructing the County Recorder not to affix the amount of any documentary or transfer taxes to the Deed but to attach a separate statement to the Deed after recording) and deliver conformed copies thereof to Buyer and Seller.

              9.3.2 PURCHASE PRICE. Deliver the Purchase Price to Seller (less Seller's share of the closing costs and prorations) via wire transfer of U.S. federal funds to Seller's Account, or as otherwise directed by Seller, in accordance with Seller's instructions provided to Escrow Holder prior to Close of Escrow:

              9.3.3     DELIVERIES TO BUYER.  Deliver to Buyer
(i) the original Non-Foreign Certificate and Form 590-RE, (ii) a conformed copy of the recorded Deed and (iii) the original Title Policy.

              9.3.4     DELIVERIES TO SELLER.  Deliver to Seller
(i) a conformed copy of the recorded Deed and (ii) Seller's closing statement,

         9.4 ESCROW INSTRUCTIONS. This Agreement shall serve as escrow instructions and an executed copy of this Agreement shall be deposited by Seller and Buyer with Escrow Holder following the execution and delivery hereof. The parties agree to execute for the benefit of Escrow Holder such additional escrow instructions as are necessary to close the Escrow, provided that the additional escrow instructions do not change the terms of this Agreement but merely offer protection to Escrow Holder. Seller and Buyer hereby designate Escrow Holder as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.

         9.5  CLOSING COSTS AND PRORATIONS.

              9.5.1     CLOSING COSTS.

                   9.5.1.1 SELLER'S RESPONSIBILITY. Seller shall be responsible for the following closing costs: (i) the CLTA portion of the title insurance premium for the Title Policy; (ii) all Escrow Fees; (iii) all county documentary transfer taxes; and (iv) Seller's attorneys' fees. In addition, Seller shall pay the Real Estate Compensation described in Section 10.

              9.5.1.2 BUYER'S RESPONSIBILITY. Buyer shall be responsible for the following closing costs: (i) the ALTA portion of the title insurance premium for the Title Policy, if requested by Buyer, and any endorsements requested by Buyer;


                                         14.

(ii) the cost of any required survey; (iii) all recording costs; and (iv) Buyer's attorneys' fees.

              9.5.2 PRORATIONS. The adjustments and prorations set forth below shall be made at Close of Escrow, For purposes of this Section 9.5.2, the term "Proration Date" shall be defined as 11:59 p.m. on the day preceding Close of Escrow.

                        9.5.2.1 REAL ESTATE TAXES. All real and personal property taxes, installments of bonds and special taxes and assessments attributable to the Property shall be prorated as of the Proration Date based on a 365-day year and the assessed value of the Property in effect at Close of Escrow. Seller shall pay all such real estate taxes which are due for the period of Seller's ownership of the Property through and including the Proration Date.

                        9.5.2.2 RE-PRORATION OF REAL ESTATE TAXES. If at any time after Close of Escrow additional or supplemental real estate taxes are assessed against the Real Property by reason of any event occurring prior to or including Close of Escrow, or there is any rebate of such taxes, Buyer and Seller shall promptly re-prorate such taxes, and any amounts due from one party to the other shall be paid in cash at that time.

                        9.5.2.3 UTILITIES. Buyer shall arrange with all utility services and companies serving the Real Property to have accounts started in the name of Buyer or its property manager beginning as of the Proration Date. Seller shall not assign to Buyer any deposits Seller has with any utility services or companies. Buyer and Seller shall cooperate to have the utility services and companies make utility readings as of the Proration Date. If readings cannot be made, utility charges shall be prorated as of the Probation Date based on estimates from the latest bills available; provided, in any event, Seller shall pay, through and including the Proration Date, all utility charges attributable to the Property.

                        9.5.2.4 REFUNDS OF REAL ESTATE TAXES. Buyer specifically acknowledges that Seller shall be entitled to any refund of real and personal property taxes, installments of bonds and special taxes and assessments attributable to the Property and allocable to the period prior to Close of Escrow. Any such refunds shall be paid to Seller regardless of when they are received.

                        9.5.2.5     Additional Costs.  Buyer and Seller
each shall pay their own legal, lending and other fees and expenses incurred in connection with the negotiation, documentation and closing of the transactions contemplated by this Agreement.


                                         15.

    10. BROKERAGE COMMISSION. Each party to this Agreement warrants to the other that no person or entity other than Seller's Broker and Buyer's Broker can properly claim a right to a real estate commission, finder's fee or. other real estate brokerage-type commission (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transactions contemplated with respect to this Agreement. Seller shall pay any Real Estate Compensation due to Seller's Broker pursuant to a separate agreement between Seller and Seller's Broker. Seller's Broker shall pay to Buyer's Broker a portion of the Real Estate Compensation pursuant to a separate agreement between Seller's Broker and Buyer's Broker. Each party hereby agrees to indemnify, protect and defend the other (by counsel acceptable to the party seeking indemnification) against and hold the other harmless from and against any and all damages, liabilities, loss, cost and expense, including, but not limited to, reasonable attorneys' fees and court costs, resulting from any claims for Real Estate Compensation by any person or entity other than the Brokers based upon such acts.

    11.  CONDEMNATION/CASUALTY.

         ll.l CONDEMNATION.

              11.1.1 MATERIAL CONDEMNATION. If prior to Close of Escrow a taking or condemnation of a material portion of the Real Property has occurred, Buyer, at its option, may terminate this Agreement within five (5) days after notice of such event (and, if necessary, Close of Escrow shall be extended by the number of days necessary to give Buyer this full five (5) day period). For purpose of this Section 11.1.1, a taking or condemnation shall be "material" if it results in a taking of more than twenty percent (20%) of the gross square footage of the Real Property or the gross number of square feet in the building located on the Real Property. If Buyer does not deliver to Seller a termination notice within the five (5) day period, Close of Escrow shall take place as provided in this Section 11.1.1 with a credit against the Purchase Price in an amount equal to any condemnation awards actually received by Seller on account of such occurrence, If the transaction contemplated by this Agreement is not consummated due to such an event of condemnation, (i) any condemnation award received as a result thereof shall be the sole property of Seller and (ii) the Deposit shall be disbursed to Buyer.

              11.1.2 NONMATERIAL CONDEMNATION. If prior to Close of Escrow a nonmaterial taking or condemnation of the Real Property has occurred, Close of Escrow shall take place as provided in this Agreement with a credit against the Purchase Price equal to any condemnation award actually received by Seller due to the taking.


                                         16.

         11.2 CASUALTY.

              11.2.1    MATERIAL CASUALTY.  If prior to Close of Escrow the
Real Property is materially damaged or destroyed by fire or other casualty, Buyer, at its option, may terminate this Agreement within five (5) days after notice of such event (and, if necessary, Close of Escrow shall be extended by the number of days necessary to give Buyer this full five (5) day period). For purposes of this Section 11.2.1, the Real Property shall be deemed "materially" damaged or destroyed if the cost of repairing or restoring the Real Property is in excess of Sixty-Five Thousand Dollars ($65,000.00). If Buyer does not deliver to Seller a termination notice within the five (5) day period, Close of Escrow shall take place as provided in this Section 11.2.1 with a credit against the Purchase Price in an amount equal to the cost of repairing or restoring the Real Property, as reasonably determined by Seller; provided, however, in no event shall Buyer be entitled to a credit to the Purchase Price under this Section
11.2.1 in excess of Sixty-Five Thousand Dollars ($65,000.00). If the transaction contemplated by this Agreement is not consummated due to such casualty, then the Deposit shall be disbursed to Buyer.

              11.2.2 NONMATERIAL CASUALTY. If prior to Close of Escrow the Real Property is damaged or destroyed by fire or other casualty which is not governed by Section 11.2.1, Close of Escrow shall take place as provided in this Agreement with a credit against the Purchase Price equal to the cost of repairing or restoring the Real Property, as reasonably determined by Seller; provided, however, in no event shall Buyer be entitled to a credit to the Purchase Price under this Section 11.2.2 in excess of Sixty-Five Thousand Dollars ($65,000.00).

    12.  REPRESENTATIONS AND WARRANTIES.

         12.1 BUYER. Buyer represents and warrants to Seller, which representations and warranties shall survive the execution of this Agreement and Close of Escrow, the following:

              12.1.1 BINDING. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

              12.1.2 AUTHORITY. Buyer has the full power and authority to execute and deliver and fully perform its obligations under this Agreement.

              12.1.3 NO BANKRUPTCY. Buyer has not made (i) a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Buyer's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets; (iv) suffered the attachment


                                         17.

or other judicial seizure of all, or substantially all, of Buyer's assets; (v) admitted in writing its inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

         12.2 SELLER. Seller represents and warrants to Buyer, which representations and warranties shall survive the execution of this Agreement and Close of Escrow, the following:

              12.2.1 BINDING. This Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

              12.2.2 AUTHORITY. Seller has the full power and authority to execute and deliver and fully perform its obligations under this Agreement.

              12.2.3 ENVIRONMENTAL MATTERS. As of the Effective Date, to the Actual Knowledge of Seller and except as set forth in the Due Diligence Materials, (i) since the date of Seller's acquisition of the Real Property, no Hazardous Substances are now or have been used or stored on the Property except those Hazardous Substances which are or which have been used or stored on the Real Property in the normal course of use and operation of the Real Property and in compliance with all applicable Environmental Laws; (ii) since the date of Seller's acquisition of the Real Property, there are and have been no federal, state or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed affecting the Real Property; and
(iii) no claims have bean made by any third party against Seller relating to any Hazardous Substances on or within the Real Property.

    13.  MISCELLANEOUS.

         13.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the heirs, executors, administrators, and successors and assigns of Seller and Buyer; provided, however, Buyer shall not assign any or all of Buyer's rights and obligations hereunder to any party without the prior written consent of Seller, which consent Seller shall have the right to withhold in its sole discretion. Any such assignment in violation of this provision shall be void. If Seller consents to an assignment, the assignment will not be effective against Seller until Buyer delivers to Seller a fully executed copy of the assignment instrument, which instrument must be satisfactory to Seller in both form and substance and pursuant to which the assignee assumes and agrees to perform for the benefit of Seller the obligations of Buyer under this Agreement, and pursuant to which the assignee makes the warranties and representations required of Buyer under this Agreement.


                                         18.

         13.2 ENTIRE AGREEMENT. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both oral and written.

         13.3 ATTORNEYS' FEES. Should either party employ attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, or to enforce any judgment relating to this Agreement and the transaction contemplated hereby, the prevailing party shall be entitled to attorneys' fees and court costs.

         13.4 WAIVER OF TRIAL BY JURY. Each of Seller and Buyer hereby waives its rights to a trial by jury as to any matter arising out of or concerning the subject matter of this Agreement.

         13.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         13.6 FURTHER ASSURANCES. Seller or Buyer shall promptly perform, execute and deliver or cause to be performed, executed and/or delivered at or after Close of Escrow any and all acts, deeds and assurances as either party or Escrow Holder may reasonably require in order to carry out the intent and purpose of this Agreement.

         13.7 SEVERABILITY. In case any one or more of the provisions contained in this Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         13.8 NOTICES. All Notices required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, national overnight courier service or facsimile to the addresses stated above. Notices and other communications shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, three (3) business days after the posting by the United States Post office, (iii) if sent by national overnight courier service, one (1) business day after delivery to such courier service, or (iv) if given by facsimile, when sent and receipt is confirmed. Any notice, request, demand, direction or other communication sent by facsimile must be confirmed within twenty-four (24) hours by a letter mailed or delivered in accordance with the foregoing.


                                         19.

         l3.9 COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, and all of the counterparts shall constitute but one and the same agreement notwithstanding that all parties hereto are not signatory to the same or original counterpart.

         13.10 TIME. Time is of the essence of every provision herein contained.

         13.11 NONWAIVER. Unless otherwise expressly provided herein, no waiver by a party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the party waiving the provision. No delay or omission in the exercise of any right or remedy accruing to a party upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a party of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other term, covenant or condition. All rights or remedies afforded to a party hereunder or by law shall be cumulative and not alternative, and the exercise of one right or remedy shall not bar other rights or remedies allowed herein or by law.

         13.12 CAPTIONS. Section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement.

         13.13 SURVIVAL. Except as expressly set forth in this Agreement, upon Close of Escrow, each of the terms, covenants and conditions of this Agreement shall be deemed to have merged into the Deed.

         13.14 EXHIBITS. All exhibits attached hereto shall be incorporated herein by reference as if set out herein in full.

         13.15 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or exhibits hereto.

         13.16 CONFIDENTIALITY. Buyer and Seller agree to keep confidential, and not publicly disclose, the existence and/or terms of this Agreement and the transaction contemplated hereby or the results, contents or analysis of the Buyer Inspections of the Property; provided, however, that both Seller and Buyer may disclose the existence and terms of this Agreement and the Buyer Inspections to: (i) Buyer's and Seller's respective consultants, agents, architects, independent contractors, attorneys or surveyors associated with the purchase and sale of the Property,


                                         20.

(ii) any third party to whom the non-disclosing party to this Agreement has given its prior written consent for such a disclosure, or (iii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements. However, Buyer expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval of Seller. The provisions of this
Section 13,16 shall survive the termination of this Agreement other than by Close of Escrow.

         13.17 NOT OFFER. The submission of this Agreement to Buyer shall not constitute an offer and neither Buyer nor Seller shall be obligated to purchase or sell the Property until this Agreement is executed by Buyer and Seller. Prior to execution of this Agreement by Buyer and Seller, Seller expressly reserves the right to negotiate with other prospective buyers of the Property or to decline to sell or dispose of the Property without penalty or any obligation to Buyer.


                                         21.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts, on the date(s) set forth below, effective as of the Effective Date.

Seller:

                                  WELLS FARGO BANK, N.A. a national
                                  banking association

                                  By: /s/ David Danis
                                     ------------------------
                                     Name: David Danis
                                           ----------------
                                     Its:  VP
                                         ----------------

Date: 10/2 ,1996
          ------

                                  Buyer:

                                  FEATHER RIVER  STATE BANK

                                  By:
                                     ------------------------
                                     Name: Robert J, Mulder
                                           ----------------
                                     Its:  President / CEO
                                           ----------------

Date: September 23,1996
           ------------


                                  By:
                                      ------------------------
                                      Name:
                                           ----------------
                                      Its:
                                          ----------------
Date:             ,1996
     ------------


                                         22.

                                      EXHIBIT A
                                     -----------
                                    Real Property
                                      [attached]









                                      EXHIBIT A
                                      ---------

                                                       Order No.: 104113 Update
                                  LEGAL DESCRIPTION

                                     EXHIBIT "A"


All that certain real property situate in the city of Yuba City County of Sutter, State of California, being more particularly described as follows:

Parcel 1, as shown on Parcel Map No. 872 recorded May 15, 1992 in Book 5 of Parcel Maps, page 82, Sutter County Records.

EXCEPTING THEREFROM 50% of all oil, mineral, geothermal and similar rights, reserved in deed from Del Monte Corporation, dated May 31, 1979 and recorded June 8, 1979 in Book 960, page 106. Said rights were deeded by Quitclaim Deed to RJR Nabisco Realty Inc., a Delaware corporation recorded January 17, 1990 in Book 1333, page 108.








                                     End of Legal

                                      EXHIBIT B
                                      ---------


RECORDING REQUESTED BY,                               FOR RECORDER'S USE ONLY:
AND WHEN RECORDED, MAIL TO:

------------------------------                      APN:
------------------------------                      Transfer Tax: See
------------------------------                      separate statement not
Attention:--------------------                      for public record.
--------------------------------------------------------------------------------

                                      GRANT DEED
                                      ----------

          FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, WELLS FARGO BANK, N.A., a national banking association, grants, transfers and assigns to __________________________, a ______________________________, all
that certain real property located in the City of ___________________________ and County of___________________________, State of California, and which is more particularly described in SCHEDULE 1, attached hereto and incorporated herein by this reference.

          IN WITNESS WHEREOF, this Grant Deed has been executed this _____ day of ______ 19__


                                       WELLS FARGO BANK, N.A.
                                       a national banking association


                                       By:
                                           -------------------------------
                                       Its:
                                            ------------------------------


                                       MAIL ALL TAX STATEMENTS TO:

                                       ---------------------------
                                       ---------------------------
                                       ---------------------------
                                       Attention:
                                                 -----------------




                                      EXHIBIT B
                                      ---------

                                      EXHIBIT C
                                      ---------

1.   The asbestos survey prepared by Versar Inc. and dated November 1, 1990.

2. The Phase I report prepared by Krazan & Associates, Inc, and dated August 15, 1994.

3.   Site Plan.

4.   Floor Plan.

5.   The roof report prepared by Sullivan Group Roofing Division dated March
     1992.

6.   The HVAC report prepared by CalAir and dated June 1995.











                                      EXHIBIT C
                                      ----------